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PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF BIOPSYS MEDICAL, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Biopsys Medical, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated June 26, 1997, and hereby appoints Steven L. Gex and Steven J. Naber, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on July 30, 1997, at 8:00 a.m., local time, at the Company's principal offices located at 3 Morgan, Irvine, California 92618 and at any postponement or adjournment thereof, and to vote all shares of Company common stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth below and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the Special Meeting but which were not known to the Company Board of Directors a reasonable time before the solicitation of this proxy:

[X]    PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THE COMPANY BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

  1. Approval and adoption of the Agreement and Plan of Merger dated as of May 21, 1997 pursuant to which the Company will become a wholly owned subsidiary of Johnson & Johnson.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

            (Continued and to be signed and dated on the other side)

                          (Continued from other side)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                              Dated: , 1997

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              PLEASE SIGN, DATE AND PROMPTLY
                                              RETURN THIS PROXY IN THE ENCLOSED
                                              RETURN ENVELOPE WHICH IS POSTAGE
                                              PREPAID IF MAILED IN THE UNITED
                                              STATES.

                                              NOTE: (This Proxy should be
                                              marked, signed by the
                                              stockholder(s) exactly as his or
                                              her name appears hereon, and
                                              returned promptly in the enclosed
                                              envelope. Persons signing in a
                                              fiduciary capacity should so
                                              indicate. If shares are held by
                                              joint tenants or as community
                                              property, both should sign.)